Exhibit (m)(5)(a)

APPENDIX A

(to the Class B Shares

Distribution and Service Plan Under Rule 12b-1)

April 21, 2011

Forward Global Infrastructure Fund

Forward Select Income Fund

Forward Strategic Realty Fund